                                                                      EXHIBIT VI

                                 PROMISSORY NOTE

________ (DOLLAR AMOUNT).00       HOUSTON, TEXAS                     _____(DATE)

         FOR VALUE RECEIVED, ON OR BEFORE JUNE 30, 2000, the undersigned, FLOTEK INDUSTRIES INC., an Alberta corporation (hereinafter called the "Maker"), promises to pay ______________ (NAME) or its registered assignee, an individual (hereinafter called the "Payee"), at ________________(ADDRESS), or at such other place as the Payee may designate in writing to the Maker, in lawful money of the United States of America, the principal sum of ________(WRITTEN DOLLAR AMOUNT) DOLLAR AMOUNT.00), together with interest thereon from the date hereof until maturity at the rate of ten percent (10%) per annum.

         The Maker covenants to apply the total amount advanced by the Payee hereunder only in the manner set forth in the Loan Agreement of even date herewith between the Maker and the Payee (the "Loan Agreement"). The Maker understands and acknowledges that the Payee would not be willing to make the loan evidenced hereby but for the Maker's covenant set forth in the immediately-preceding sentence.

         The outstanding principal amount of this Note shall be convertible into common shares of the Maker in the manner and to the extent set forth in the Loan Agreement.

         All payments hereunder, whether designated as payments of principal or inter est, shall be applied: first to unpaid and accrued interest; then to the discharge of any expenses or damages for which the Payee may be entitled to receive reimbursement under the terms of this Note or under the terms of any document executed in con nection herewith; and, lastly, to unpaid principal in the inverse order of maturity. All past due principal and interest on this Note, whether due as the result of acceleration of maturity or otherwise, shall bear interest from the date the payment thereof shall have become due until the same shall have been fully discharged by payment at the maximum nonusurious rate of interest or, if applicable law does not provide for a maximum nonusurious rate of interest, at a rate per annum equal to eighteen percent (18%).

         If the Maker shall file a voluntary petition in bankruptcy, or shall be held insolvent, or shall file any petition or answer seeking for itself any arrangement, composition, readjustment, or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against the Maker in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee or receiver, on all or any part of the properties of the

                               Page 42 of 94 Pages

Maker, or if a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Maker to be bankrupt or insolvent under the federal bankruptcy laws or any applicable law of the United States of America or any state law, or appointing a receiver or trustee or assignee in bankruptcy or insolvency of the Maker or its properties, and such decree or order shall have continued undischarged or unstayed for a period of sixty (60) days, or if the Maker shall make an assignment for the benefit of creditors, or if the Maker shall fail to pay this Note or any installment when due, or if a default shall occur in the performance of any of the covenants or agreements contained herein or any related documents or security instruments, then in any such event the holder of this Note shall have the option to declare this Note due and payable, whereupon the entire unpaid principal balance of this Note and all interest accrued thereon shall thereupon at once mature and become due and payable and shall bear interest from the date of such default or event (whichever occurs first) until paid at the rate for default provided above, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Maker. The time of payment of this Note is also subject to acceleration in the event the Maker defaults or otherwise fails to discharge its obligations under any of the instruments securing payment hereof.

         All co-signers and endorsers of this Note are to be regarded as principals as to their respective joint and several liability to any legal holder hereof and the Maker, and each of the guarantors, sureties and endorsers, hereby expressly and severally waive grace, and all notices, demands, presentments for payment, notice of nonpayment, protest and notice of protest, notice of intent to accelerate, notice of acceleration of the indebtedness due hereunder, and diligence in collecting this Note or enforcing any security rights of the Payee under any document securing this Note, and agree (i) that the Payee or other legal holder of this Note may, at any time, and from time to time, on request of or by agreement with the Maker, extend the date of maturity of all or any part hereof, without notifying or consulting with any Maker or principal hereof, who shall remain fully obligated for the payment hereof; (ii) that it will not be necessary for the Payee or any holder hereof, in order to enforce payment of this Note, to first institute or exhaust its remedies against the Maker or other party liable therefor or to enforce its rights against any security for this Note; and (iii) to any substitution, exchange or release of any security now or hereafter given for this Note or the release of any party primarily or secondarily liable hereon.

         In the event of default hereunder or under any of the instruments securing payment hereof and the placing of this Note in the hands of an attorney for collection (whether or not suit is filed), or if this Note is collected by suit or legal proceedings or through the probate court or bankruptcy proceedings, the Maker agrees to pay the holder hereof the costs and reasonable attorney's fees incurred in the collection hereof.

                               Page 43 of 94 Pages

         It is the intention of the parties hereto to comply with applicable usury laws (now or hereafter enacted); accordingly, notwithstanding any provision to the contrary in this Note, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall this Note or such documents require the payment or permit the collection of interest in excess of the maximum amount permitted by such laws. If any such excess of interest is contracted for, charged, taken, reserved or received under this Note or under the terms of any of the documents securing payment hereof or otherwise relating hereto, or in the event the maturity of the indebtedness evi denced by this Note is accelerated in whole or in part, or in the event that all or part of the principal or interest of this Note shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged, taken, reserved or received under this Note or under any of the instruments securing payment hereof or otherwise relating hereto, on the amount of principal actually outstanding from time to time under this Note shall exceed the maximum amount of interest permitted by applicable usury laws, now or hereafter enacted, then in any such event (i) the provisions of this paragraph shall govern and control, (ii) any such excess which may have been collected at final maturity of said indebtedness either shall be applied as a credit against the then unpaid principal amount hereof or refunded to the Maker at the Payee's option, and (iii) upon such final maturity, the effective rate of interest shall be automatically reduced to the maximum lawful rate allowed under applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received under this Note or under such other documents which are made for the purpose of determining whether such rate exceeds the maximum lawful rate, shall be made, to the extent permitted by law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan evidenced hereby, all interest at any time contracted for, charged, taken, reserved or received from the Maker or otherwise by the Payee in connection with such indebtedness.

         Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by the holder hereof and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the holder hereof except to the extent that actual cash proceeds of such instrument are unconditionally received by the holder and applied to this indebtedness in the manner elsewhere herein provided.

         It is further agreed that the Payee shall have a first lien on all deposits and other sums at any time credited by or due from the Payee to any maker, endorser, surety or guarantor hereof as collateral security for the payment of this Note, and the Payee, at its option, may at any time, without notice and without any liability, hold all or any part of any such deposits or other sums until all sums owing on this Note have been paid in full and/or apply or set off all or any part of any such deposits or other sums

                               Page 44 of 94 Pages
credited by or due from the Payee to or against any sums due on this Note in any manner and in any order of preference which the Payee, in its sole discretion, chooses.

         This Note is secured by a security interest granted in a Security Agreement of even date herewith from the Maker to the Payee.

         THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                        FLOTEK INDUSTRIES INC.

                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------


                               Page 45 of 94 Pages